Pro Forma Financial Information.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of June 30, 2007
Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Six Months Ended June 30, 2007
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

Unaudited Pro Forma Condensed Financial Information

On August 31, 2007, Russoil Corporation (the “Company” , “Registrant” or “Russoil”) , entered into a Securities Purchase Agreements (“Combination Agreement”) with the stockholders of Open Joint Stock Company Smolenergy (“Smolenergy”), a company formed under the laws of the under the laws of the Russian Federation engaged in the exploration and development of oil and gas wells in South Western Siberia.

The Registrant is an inactive publicly registered corporation with no significant operations. For accounting purposes, Smolenergy shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Smolenergy is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations.

Effective with the Combination Agreement, the majority owner of Russoil has returned 242,000,000 shares of common stock to the Company which has been cancelled and 100% of the Smolenergy outstanding shares owned by the Smolenergy shareholders were exchanged for an aggregate of 110,000,000 shares of Russoil’s newly restricted common stock and holders of the Registrant’s common shares, representing 52% of the Registrant’s issued and outstanding shares.

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and Smolenergy as if the acquisition had occurred as of June 30, 2007 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at January 1, 2007 for the pro forma condensed consolidated statement of losses for the six months ended June 30, 2007.

Smolenergy was incorporated on October 28, 2006 with a nominal amount of capital and was inactive with no significant operations until May 2007. Accordingly, pro forma condensed consolidated statement of losses for the year ended December 31, 2006 are not meaningful and have not been presented.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Smolenergy (including notes thereto) included in this Form.

RUSSOIL CORPORATION
CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
JUNE 30, 2007
ASSETS

	Russoil	Smolenergy	Pro Forma Adjustments	Pro Forma Consolidated
Current assets:
Cash and equivalents	$-	$800		$800
Accounts receivable, net	-	50,400		50,400
Inventory, net	-	35,800		35,800
Prepaid expenses	-	243,400		243,400
Total current assets	-	330,400		330,400

Construction in progress	-	15,259,600		15,259,600
Property and equipment, net	-	1,100		1,100
Intangible assets and goodwill	-	19,149,600		19,149,600
Other assets	-	1,521,300		1,521,300
	$-	$36,262,000		$36,262,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Liabilities	$47,763	$1,127,800			$1,175,563
Note payable - purchase agreement		26,000,000			26,000,000
Note Payable-current	69,800	680,000			749,800
Total current liabilities	117,563	27,807,800			27,925,363

Other liabilities	17,000	1,873,100			1,890,100
Minority interest		6,580,000			6,580,000

Stockholders’ equity:
Preferred stock	-
Common stock $.00001 par value; 14,250,000,000 shares authorized, 210,000,000 issued on pro-forma basis	3,420	3,800	1,100	(1)	2,100
			(3,800)	(3)
			(2,4,20)	(4)

Additional paid-in-capital	71,678		(71,678)	(2)	-
			3,800	(3)
			(1,100)	(1)
			(134,563)	(2)
			2,420	(4)
Retained Earnings (Deficit)	(209,661)	(2,700)	206,241	(2)	(135,463)
Total stockholders’ equity (deficit)	(134,563)	1,100			(133,463)

	$-	$36,262,000			$36,262,000

See accompanying notes to the proforma unaudited consolidated financial statements

RUSSOIL CORPORATION
CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES
FOR THE SIX MONTHS ENDED JUNE 30, 2007

	Russoil	Smolenergy	Pro Forma Adjustments	Pro Forma Consolidated
Operating expenses:
Selling, general and administrative	108,033	171,700		279,733
Operating income (loss)	(108,033)	(171,700)		(279,733)
Other income (loss)	-	41,500		41,500
Net income (loss) before income taxes and minority interest	(108,707)	(130,200)		(238,233)
Provision for income taxes (benefit)	-	4,700		4,700
Net income (loss) before minority interest	(108,707)	(134,900)		(242,933)
Minority interest	-	82,600		82,600
Net income (loss)	$(108,707)	$(52,300)		$(160,333)

Net income (loss) per common share	$(.00)			$(.00)
(basic and assuming dilution)

Weighted average shares outstanding	342,000,000			210,000,000
(basic and diluted)

See accompanying notes to proforma unaudited consolidated financial statements

RUSSOIL CORPORATION
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Registrant and Smolenergy as if the acquisition had occurred as of June 30, 2007 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at January 1, 2007 for the pro forma condensed consolidated statement of income for the six months ended June 30, 2007.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of June 30, 2007 and the pro forma condensed consolidated statement of losses for the six months ended June 30, 2007.

(1) To record the issuance of 110,000,000 shares of Registrant’s newly issued shares of common stock in exchange for 100 % of the Smolenergy outstanding shares owned by the Smolenergy shareholders; record and expense as organization costs the shares issued in accordance with SOP 98-5.

(2) To eliminate Registrant’s accumulated deficit and record recapitalization of Registrant

(3) To eliminate Smolenergy capital structure

(4) To record the retirement and cancellation of 242,000,000 shares of the Registrant’s common stock held by majority shareholders concurrent with recapitalization